INVESTMENT RIGHTS AGREEMENT

     This Investment Rights Agreement (this "Agreement") dated as of December 4, 1998 is entered into by and between SmarTalk TeleServices, Inc., a California corporation (together with its successors, "SmarTalk"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

     The parties hereto agree as follows:

     1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

          a. [RESERVED].

          b. Investment Right.

               (i) SmarTalk hereby grants Fletcher the right to purchase ( the "Investment Rights"), and agrees to sell to Fletcher, at Fletcher's sole option, newly issued shares of SmarTalk common stock (the "Common Stock"), no par value, in an aggregate amount equal to the greater of
          (x) 6,060,606 and (y) such number which would equal at the time of any Investment Closing (as defined below) fifteen percent (15%) of the Common Stock of SmarTalk as determined on a Fully-Diluted basis after giving effect to Fletcher's exercise of its Investment Rights hereunder (collectively, such number of shares of Common Stock as determined pursuant hereto, subject to any adjustments made pursuant to this Agreement, the "Shares") at a purchase price per Share of $4.125 (such sum, subject to any adjustments made pursuant to this Agreement, the "Investment Right Price"). "Fully-Diluted" shall mean, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities or exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

               (ii) Fletcher shall be entitled to exercise its Investment Rights hereunder in whole or in part from time to time for a period commencing on the date of this Agreement and ending on the first trading day which is five (5) years from the date of this Agreement (the "Expiration Date"); provided, however, that any exercise hereunder is subject to Fletcher making available to SmarTalk $5,000,000 as a Loan (as defined in the Credit Agreement (as defined below)) pursuant to the Credit Agreement on December 7, 1998.

          c. To exercise the Investment Rights, Fletcher shall deliver one or more written notices in the form attached hereto as Annex A (an "Investment Notice") to SmarTalk from time to time prior to the Expiration Date. The date upon which Fletcher causes an Investment Notice to be delivered to SmarTalk, by hand, facsimile, electronic transmission or otherwise, shall be the "Notice Date" with respect to such exercise of the Investment Rights. If the Investment Rights are exercised, such sale shall take place on an Investment Closing Date (as defined below) upon satisfaction of the terms and conditions described herein. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 9 and 10 hereof, the closing of the sale or delivery of Shares (the "Investment Closing") shall take place three (3) business days following the Notice Date (such date and time being referred to herein as the "Investment Closing Date"). To the extent such Investment Closing Date occurs after the 3 day period referred to in the preceding sentence (each day a "Default Day") due to a failure of the relevant conditions set forth in Sections 9 and 10 hereof on the part of SmarTalk, Fletcher shall be entitled to receive an amount of additional shares of Common Stock equal to 10% of the number of Shares determined pursuant to Section 1.b(i) for each such Default Day at no additional cost to Fletcher.

          d. Notwithstanding anything else contained in this Agreement, solely in limitation of Fletcher's rights, the aggregate number of Shares issuable immediately upon exercise of the Investment Rights, together with all Shares previously issued, shall be less than or equal to the lower of (i) the Exercisable Number (as defined below) or (ii) the number of shares of Common Stock otherwise issuable upon the exercise of Investment Rights. Any Shares not issued as a result of the previous sentence shall be issuable when and to the extent the Exercisable Number is thereafter increased. The "Exercisable Number" is initially zero (0) and thereafter may be increased upon expiration of a sixty-five day period (the "65 Day Notice Period")
     after Fletcher delivers a notice (a "65 Day Notice") to SmarTalk designating an aggregate number of shares of Common Stock in excess of the then existing Exercisable Number. A 65 Day Notice may be given at any time. One or more 65 Day Notice(s) may be given from time to time at any time after the date of this Agreement, provided that any increase in the Exercisable Number designated by any 65 Day Notice shall be effective only upon expiration of the 65 Day Notice Period with respect to such 65 Day Notice.

     2. Closing.

          a. [RESERVED].

          b. At any Investment Closing, the following deliveries shall be made:

               (i). Shares. SmarTalk shall deliver the stock certificate(s) representing the Shares, duly registered on the books of SmarTalk in the name of Fletcher or its nominee, against payment by Fletcher of the Investment Right Price (if any) by wire transfer in immediately available funds, to the account identified in the Investment Notice; provided, however, that notwithstanding anything to the contrary herein, Fletcher may set-off against such Investment Right Price any and all amounts owing to Fletcher under that certain Credit Agreement dated as of the date hereof between Fletcher and SmarTalk (the "Credit Agreement") (including without limitation any principal, interest and accrued fees thereunder).

               (ii). Closing Documents. The closing documents required by Sections 9 and 10 shall be delivered to Fletcher and SmarTalk, respectively.

               (iii). Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered in accordance therewith, with a copy delivered to Fletcher.

     The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made. The original certificates representing the Shares shall be delivered via Federal Express to Fletcher at the address set forth in Section 15 hereof, unless Fletcher shall have delivered to SmarTalk a written notice specifying a different address.

     3. Representations and Warranties of SmarTalk. SmarTalk hereby represents and warrants to Fletcher on the date hereof and on each Investment Closing Date, if any, as follows:

          a. SmarTalk has been duly incorporated and is validly existing in good standing under the laws of California, or after the date hereof, if another entity has succeeded SmarTalk in accordance with the terms hereof, under the laws of one of the United States.

          b. The execution, delivery and performance of this Agreement (including the issuance of the Shares (when and if issued)) by SmarTalk have been duly authorized by all requisite corporate action and no further consent or authorization of SmarTalk, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by SmarTalk and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against SmarTalk in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          c. SmarTalk has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Shares). The transaction evidenced and contemplated by this Agreement and the issuance of the Shares is a separate and distinct transaction and shall not be integrated with any other transaction between Fletcher and SmarTalk.

          d. Except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by SmarTalk of this Agreement or the performance by SmarTalk of any of its obligations hereunder other than such as may already have been received.

          e. Except as may be required under the HSR Act, neither the execution and delivery by SmarTalk of this Agreement nor the performance by SmarTalk of any of its obligations hereunder:

               (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Articles of Incorporation or by-laws of SmarTalk or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which SmarTalk is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over SmarTalk or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which SmarTalk or any of its subsidiaries is a party, by which SmarTalk or any of its subsidiaries is bound, or to which any of the properties or assets of SmarTalk or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which SmarTalk or any of its subsidiaries is a party or (E) any rules of the National Association of Securities Dealers, Inc. or the NASDAQ National Market applicable to SmarTalk or the transactions contemplated hereby; or

               (2) results in the creation or imposition of any lien, charge or encumbrance upon (A) any Share or (B) any of the properties or assets of SmarTalk or any of its subsidiaries.

          f. SmarTalk has validly reserved for issuance to Fletcher (i) the shares of Common Stock for issuance from time to time as Shares and (ii) any additional shares of Common Stock as required under this Agreement. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, each Share:

               (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

               (2) will be free and clear of any security interests, liens, claims or other encumbrances (other than encumbrances that may be imposed under federal securities laws); and

               (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of SmarTalk.

          g. SmarTalk satisfies all quantitative maintenance criteria of the NASDAQ National Market or, after the date hereof, has a valid exemption from such criteria. Following any Investment Closing, the Shares (when and if issued) will be, duly listed and admitted for trading on the principal exchange or market for the Common Stock.

          h. On the date hereof, except as disclosed in the schedules to the Credit Agreement, there is no pending or, to the best knowledge of SmarTalk, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over SmarTalk or any of its affiliates that would materially affect the execution by SmarTalk of, or the performance by SmarTalk of its obligations under, this Agreement, provided, however, that the representations and warranties contained in this Section 3.1(h) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Fletcher.

          i. None of SmarTalk's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (each an "SEC Filing") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          j. Since the date of SmarTalk's most recent SEC Filing, there has not been, and SmarTalk is not aware of, any development that would require an amendment to SmarTalk's most recent effective Registration Statement in order to permit public offers and sales of shares of Common Stock thereunder.

          k. The offer and sale of the Shares to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 8 hereof, be made in accordance with the provisions and requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state law.

          l. As of the date hereof, the authorized capital stock of SmarTalk consists of 100,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, no par value, of SmarTalk ("Preferred Stock"). As of November 30, 1998, (i) 27,607,379 shares of Common Stock (including the treasury shares described in clause (iii) below) and no shares of Preferred Stock were issued and outstanding, (ii) less than 10,000,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants or other convertible rights and (iii) no shares of Common Stock were held in the treasury of SmarTalk. All of the outstanding shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, (i) no shares of capital stock or other voting securities of SmarTalk were outstanding, (ii) no equity equivalents, interests in the ownership or earnings of SmarTalk or other similar rights were outstanding and (iii) there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of SmarTalk or any of its subsidiaries or obligating SmarTalk or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, SmarTalk or any of its subsidiaries or obligating SmarTalk or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. No provision of this Section 3(l) is intended to relate to any transaction, including but not limited to options traded by third parties on the Chicago Board of Exchange, in which SmarTalk is not a party and by which neither SmarTalk nor any of its properties are bound.

     3.A Registration Provisions.

          a. SmarTalk shall as soon as practicable and in any event in no later than 30 days from the date of this Agreement and at its own expense, file a registration statement (the "Registration Statement") under the Securities Act covering the sale or resale of the sum of all Shares (which for such purposes shall be deemed to be not less than the number of Shares subject to the Investment Rights) (each, a "Covered Security"), shall use its best efforts to cause such Registration Statement to be declared effective not later than 90 calendar days (the "Required Registration Date") after the date of this Agreement and shall promptly amend such Registration Statement from time to time if the maximum number of Shares is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, provided that Fletcher shall have provided such information and cooperation in connection therewith as SmarTalk may reasonably request. If the Registration Statement has not been declared effective by the Required Registration Date, the Investment Right Price as determined pursuant to
     Section 1.b. for shares of Common Stock issuable upon exercise of the Investment Rights exercised following the Required Registration Date shall be reduced by 2.5% for each month (or portion thereof) following the Required Registration Date that such Registration Statement shall not have been declared effective.

          b. SmarTalk will use its best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the issuance of each Covered Security (provided that, Fletcher may freely resell such Covered Securities), (B) the later of the date all of the Covered Securities shall have been sold by Fletcher and the Expiration Date or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration
     Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by SmarTalk are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of SmarTalk and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) New York, California and all other jurisdictions in which any of the shares of Common Stock were originally sold and (B) all other states specified in writing by Fletcher, provided, however, that as to this clause (B), SmarTalk shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

          c. SmarTalk shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

          d. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, SmarTalk covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning SmarTalk, until the earlier of (A) the second anniversary of the issuance of each Covered Security (provided that, Fletcher may freely resell such Covered Securities) or (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (ii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by SmarTalk that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of SmarTalk, and (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

          e. Notwithstanding anything else in this Section 3.A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, SmarTalk determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, SmarTalk will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, SmarTalk will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. SmarTalk will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (b) of this Section 3.A. Notwithstanding the foregoing, (A) under no circumstances shall SmarTalk be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period.

          Upon the commencement of a Blackout Period pursuant to this Section 3.A, Fletcher will notify SmarTalk of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, SmarTalk will immediately notify Fletcher of its election either
     (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 3.A or (ii) to continue the Blackout Period in accordance with this paragraph. If SmarTalk elects to continue the Blackout Period, and Fletcher or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), SmarTalk will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 13 below) against any Proceeding (as such term is defined in
     Section 13 below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and SmarTalk shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on the NASDAQ National Market or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which SmarTalk's Common Stock is quoted on the NASDAQ National Market or, if applicable, other national securities exchange.

     4. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to SmarTalk on the date hereof and on each Investment Closing Date, if any, as follows:

          a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, or after the date hereof, under the laws of the jurisdiction of its organization.

          b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by SmarTalk, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Shares.

          d. Subject to Section 3.A hereof, Fletcher understands that the Shares have not been registered under the Securities Act and may not be re-offered or resold other than pursuant to registration thereunder or an available exemption therefrom.

          e. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

          f. Fletcher shall be purchasing the Shares for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act.

          g. Fletcher understands that the Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that SmarTalk is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Shares.

          h. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

          i. As of the date hereof, Fletcher intends to purchase any Additional Shares within the Investment Purposes Only exemption of the HSR Act, 16 C.F.R Section 802-9 and will take any action required by the HSR Act in connection with any such purchase.


     5. [RESERVED.]

     6. Consolidation, Merger, Etc. In case SmarTalk shall be a party to any transaction providing for (i) any acquisition of SmarTalk by means of merger or other form of corporate reorganization in which outstanding shares of SmarTalk are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation (the "Acquirer") or its subsidiary or (ii) a sale of all or substantially all of the assets of SmarTalk (on a consolidated basis) or (iii) any other transaction or series of related transactions by SmarTalk in which in excess of 50% of SmarTalk's voting power is transferred to a single entity or group acting in concert (each of the foregoing being referred to as a "Combination"), Fletcher, at its sole option, may choose to (1) exercise the Investment Rights (in whole or in part) before the Combination is closed (the "Combination Closing") or (2) exercise the Investment Rights (in whole or in part) simultaneously with the Combination Closing, in which event, it shall receive a number of shares of Acquirer Common Stock (as defined below) on terms identical to those set forth in Section 1 (and Section 5 and 3.A, if applicable) and any other consideration that it would have received had it exercised the Investment Rights immediately prior to the Combination Closing; and (3) with respect to any portion of the Investment Rights that are not exercised by Fletcher, Fletcher shall be entitled to purchase from the Acquirer (i) a right to purchase a number of shares of common stock of the Acquirer equal to the remaining amount of Shares subject to the Investment Rights (the "Number of Shares") at a price per share determined by multiplying (a) the Number of Shares times (b)(x) 4.125 divided by the consideration received in the Combination from or on behalf of the Acquirer times (y) the market price of Acquirer Common Stock on the day of the Combination Closing and/or (ii) receive cash in an amount equal to the Black-Scholes value of the Investment Rights based on the 260-day volatility as reported by Bloomberg, L.P. and based on the time remaining until the Expiration Date. The "Acquirer Common Stock" shall mean the class of publicly traded common stock of the Acquirer having the largest market capitalization as of the date of the Combination Closing. SmarTalk shall provide Fletcher with written notice of any proposed Combination as soon as the existence of a proposed Combination is made public by any person (the "Combination Notice"). SmarTalk will cause the surviving party in a Combination to assume all of the obligations of SmarTalk pursuant to this Agreement. It shall be a condition that all Acquirer common stock issued to Fletcher in any Combination shall have been registered under the Securities Act.

     7. Covenants of SmarTalk. SmarTalk covenants and agrees with Fletcher as follows:

          a. For so long as Fletcher owns any Shares or any Investment Rights exist, and in any case for a period of 90 days thereafter, SmarTalk will use its best efforts to (i) maintain the eligibility of the Common Stock for quotation on the NASDAQ National Market or listing on a national securities exchange (as defined in the Exchange Act) and (ii) regain the eligibility of the Common Stock for quotation on the NASDAQ National Market in the event that the Common Stock is delisted by the NASDAQ National Market.

          b. SmarTalk will provide Fletcher with an opportunity to review and comment on any public disclosure by SmarTalk of information regarding this Agreement and the transactions contemplated hereby. Beginning on the date hereof and for so long as any Investment Rights exist, and in any case for a period of 90 days thereafter, SmarTalk will (i) promptly notify Fletcher if there is any public disclosure by SmarTalk of material information regarding SmarTalk or its financial condition, prospects or results of operation and (ii) provide Fletcher with copies of all SEC Filings.

          c. As soon as such information is available (but in no event later than December 10, 1998), SmarTalk shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of the date hereof.

          d. SmarTalk will make all filings required by law with respect to the transactions contemplated hereby.

          e. SmarTalk will cause the Common Stock issuable as Shares to be duly listed and admitted for trading on the NASDAQ National Market or, if the NASDAQ National Market is not then the principal trading market for the Common Stock, on a national securities exchange (as defined in the Exchange
     Act) or the principal exchange or market for the Common Stock.

          f. [RESERVED]

          g. For a period beginning on the date hereof and ending on the day which is one year after the date hereof (the "One Year Period"), SmarTalk will not offer or sell any of its or its subsidiaries' Preferred Stock, Common Stock or other equity securities (or any securities convertible into or exchangeable for such Preferred Stock, Common Stock or other equity securities) in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder or under Regulation S promulgated under the Securities Act (an "Equity Placement"), unless SmarTalk shall have given Fletcher prior written notice (a "Notice Obligation") of its intention to engage in any such Equity Placement or other capital raising transaction in advance of soliciting or negotiating with any prospective investor and Fletcher has given its written approval thereof (which such approval shall be in Fletcher's sole discretion); and for one additional year after the One Year Period SmarTalk shall still have a Notice Obligation, and the parties hereto shall be obligated to negotiate in good faith with respect to the terms of any such proposed Equity Placement before the same shall occur. Except during the five trading days immediately prior to and following the date hereof and during the three trading days immediately prior to, and the five trading days immediately following, any Investment Closing Date, the above restrictions shall not apply to (i) the sale of 50% or more of the outstanding common stock of a subsidiary of SmarTalk (other than a sale which would constitute all or substantially all of the assets of SmarTalk and its subsidiaries), (ii) any strategic partnership or arrangement or joint venture entered into by SmarTalk or any of its subsidiaries, (iii) the merger or consolidation of SmarTalk with or into any other corporation or entity (other than a merger or consolidation that in substance results in the issuance of SmarTalk's securities for cash), (iv) any registered, underwritten public offering of SmarTalk's equity securities, (v) any issuances of Common Stock (including warrants and options exercisable for or convertible into Common Stock) in connection with any employee, consultant or director compensation plan or arrangement, (vi) any acquisition of any other corporation or entity by SmarTalk or any of its subsidiaries or merger or consolidation of any other corporation or entity with or into SmarTalk or any of its subsidiaries, provided such corporation or entity engages in a substantial trade or business; (vii) any issuance of warrants or other similar instrument with a fixed exercise price at or above the then current market price in connection with the offer and sale of non-convertible debt securities by SmarTalk and (viii) any issuance in connection with bona fide bank or equipment financing by or on behalf of SmarTalk or any of its subsidiaries.

          h. If on any Notice Date, the aggregate number of Shares issuable pursuant to Investment Rights (without regard to any notice periods), when added to the aggregate number of Shares previously issued and any other shares of Common Stock required to be included by NASDAQ, would exceed the number of shares equal to 20% of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the date of this Agreement (the "Original Number") and such circumstance would require the approval (the "Required Consent") of the holders of the Common Stock pursuant to the listing requirements or rules of the NASDAQ National Market (or such other national securities exchange on which the Common Stock is then listed), SmarTalk (A) shall not issue shares of Common Stock (the "Issuance Blockage") to the extent that the total number of shares of Common Stock issued hereunder would exceed 19.9% of the Original Number, and (B) shall use its best efforts to obtain, within 90 days from the Notice Date, the Required Consent approval for the issuance of 20% or more of SmarTalk's Common Stock under this Agreement. In the event the Required Consent is not obtained in accordance with the preceding sentence, Fletcher shall have the right to convert up to that amount of the Investment Rights, the exercise of which would result in the total number of shares issued hereunder to exceed 19.9% of the Original Number into a note (an "Excess Note") by delivery of an Excess Notice (as defined below) in an amount equal the product of (x) the positive excess of the closing price (the "Excess Closing Price") as reported by Bloomberg, L.P. of the Common Stock on the NASDAQ National Market (or such other national securities exchange on which the Common Stock is then listed) on the Excess Notice Date (as defined below) over the applicable Investment Right Price and (y) the number of shares of Common Stock that would be issuable in respect of the complete exercise of the Initial Investment Right but for the Issuance Blockage. All computations in the preceding sentence with respect to the Investment Right Price and the number of shares of Common Stock issuable shall be determined as if the Excess Notice Date were the Notice Date. In addition, in the event the Required Consent is not obtained and any Excess Note is outstanding, SmarTalk shall not issue any securities or incur any indebtedness for borrowed money (other than indebtedness incurred pursuant to a revolving bank credit agreement ("Bank Debt") or in the ordinary course of SmarTalk's business), except in connection with the repurchase of Excess Notes. The Excess Note(s) shall be subordinated in right of payment to the Bank Debt, provided that such subordination shall not affect SmarTalk's obligation to pay such Excess
     Note(s) when due. To convert Investment Rights into an Excess Note, Fletcher shall deliver one or more written notices in the form attached hereto as Annex D (an "Excess Notice") to SmarTalk from time to time. The date upon which Fletcher causes an Excess Notice to be delivered to SmarTalk, by hand, facsimile, electronic transmission or otherwise, shall be the "Excess Notice Date" with respect to such exercise of the Investment Rights, which date shall be deemed to be an Investment Closing Date for purposes of Section 3 hereof. Each Excess Note shall be due and payable 90 days after the date of issuance and bear interest at an interest rate of 15% per annum. Notwithstanding anything else in this section 7(h), if at any time Fletcher delivers an Investment Notice and SmarTalk is unable to issue all or any portion of the shares identified therein as a result of the Issuance Blockage, SmarTalk shall issue to Fletcher an Excess Note in amount equal to the product of (x) the positive excess of the closing price as reported by Bloomberg of the Common Stock on the NASDAQ National Market (or such other national securities exchange on which the Common Stock is then listed) on the Excess Notice Date over the applicable Investment Right Price and (y) the number of shares of Common Stock that would be issuable in respect of such exercise of the Initial Investment Right but for the Issuance Blockage.

     8. Covenants of Fletcher. Fletcher hereby covenants and agrees with SmarTalk as follows:

          a. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Shares other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

          b. Fletcher will provide SmarTalk with an opportunity to review and comment on its filings pursuant to Regulation 13D-G under the Exchange Act regarding this Agreement and the transactions contemplated hereby.

          c. [RESERVED].

     8.A. Legend. Subject to Section 3.A., Fletcher understands that the certificates or other instruments representing the Shares shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     The legend set forth above shall be removed and SmarTalk shall issue a certificate without such legend to any holder of Shares if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to an effective registration statement under the Securities Act, or (b) such holder provides SmarTalk with assurances reasonably satisfactory to SmarTalk that such shares may be publicly sold pursuant to Rule 144 (or similar regulation hereinafter adopted) without restriction.

     8.B. Adjustments. In the event that SmarTalk shall declare a dividend or make a distribution on or with respect to the outstanding shares of its Common Stock in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, then, in each such event, the number of shares issuable and the per share price stated in this Agreement in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted, if necessary, as determined in good faith by the Board of Directors of SmarTalk, so that Fletcher shall be entitled to receive the aggregate number of shares of Common Stock that Fletcher would have received immediately following such action if Fletcher had exercised its rights immediately prior to such action. Such adjustment shall be made successively whenever any event specified above shall occur.

     9. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by SmarTalk of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

          a. On the date hereof and each Investment Closing Date, if any, (i) to the extent provided in Section 3 hereof, the representations and warranties made by SmarTalk in this Agreement shall be true and correct, and (ii) SmarTalk shall have complied fully with all the covenants and agreements in this Agreement; and Fletcher shall have received on each such date a certificate of the Chief Executive Officer or the Chief Financial Officer of SmarTalk dated such date and to such effect.

          b. On the date hereof and each Investment Closing Date, if any, SmarTalk shall have delivered to Fletcher an opinion of the general counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e),
     (f), and (h) of Section 3 hereof.

          c. [RESERVED].

          d. On each Investment Closing Date, if any, SmarTalk shall have delivered to Fletcher an opinion of the general counsel reasonably satisfactory to Fletcher, dated the date of delivery, to the effect that the offer and sale of the Shares to Fletcher do not require registration under the Securities Act.

          e. In addition, as of each Investment Closing, SmarTalk shall have delivered an opinion of outside counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matter covered in paragraph (d) of this Section 9.

     10. Conditions Precedent to SmarTalk's Obligations. The obligations of SmarTalk hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by SmarTalk:

          a. On the date hereof and each Investment Closing, if any, (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct, and (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and SmarTalk shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

     11. Fees and Expenses. SmarTalk agrees to pay all expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of Fletcher's counsel.

     12. Non-Performance.

     If, on the date hereof or on any Investment Closing, SmarTalk shall fail to deliver the Shares to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to SmarTalk's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then SmarTalk shall:

          a. hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by SmarTalk; and

          b. reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein;

provided, however, that SmarTalk shall then be under no further liability to Fletcher except as provided in this Section 12 and Section 13 hereof.

     13. Indemnification.

          a. Indemnification of Fletcher. SmarTalk hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

               (1) any untrue or alleged untrue statement of a material fact in an SEC filing or this Agreement by SmarTalk or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein or herein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by SmarTalk or any of its affiliates or any person acting on its or their behalf;

               (2) any of the representations or warranties made by SmarTalk herein being untrue or incorrect at the time such representation or warranty was made; and

               (3) any breach or non-performance by SmarTalk of any of its covenants, agreements or obligations under this Agreement;

         and SmarTalk hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

         provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless or until the total amount of the indemnification is $10,000.

          b. Indemnification of SmarTalk. Fletcher hereby agrees to indemnify SmarTalk and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "SmarTalk Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

               (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

               (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect; and

               (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

         and Fletcher hereby agrees to reimburse each SmarTalk Indemnified Party for any reasonable legal or other expenses incurred by such SmarTalk Indemnified Party in investigating or defending any such Proceeding;

         provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of SmarTalk in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless or until the total amount of the indemnification is $10,000.

          c. Conduct of Claims.

               (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

               (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

               (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

               (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

     14. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Shares issuable hereunder.

     15. Notices. All communications hereunder shall be in writing, and

          a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Fletcher, unless otherwise notified in writing of a substitute address, at:

          Original Copy:
          Fletcher International Limited
          c/o Midland Bank Trust Corporation (Cayman) Limited
          P.O. Box 1109
          Mary Street
          Grand Cayman, Cayman Islands, B.W.I.
          Attn: Pamela Clements
          Telephone: (345) 914-7515
          Facsimile: (345) 949-7634

          with a copy to:

          Fletcher Asset Management
          22 East 67th Street
          New York, NY 10022
          Attn: Peter Zayfert
          Telephone: (212) 758-7000
          Facsimile: (212) 758-7090

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY 10022
          Attention:  Robert A. Copen
          Telephone:        (212) 735-3536
          Facsimile:        (212) 735-2000


          b. if sent to SmarTalk, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to SmarTalk, unless otherwise notified in writing of a substitute address, at:

          SmarTalk TeleServices, Inc.
          5080 Tuttle Crossing Blvd.
          Dublin, Ohio  43017
          Attention:  General Counsel
          Telephone:  (614) 764-2933
          Facsimile:   (614) 764-4801

          with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, NY 10038
          Attention:  Lawrence A. Larose
          Telephone: (212) 404-6000
          Facsimile:  (212) 504-6666

          To the extent that any funds shall be delivered to SmarTalk by wire transfer, unless otherwise instructed by SmarTalk, such funds should be delivered in accordance with the following wire instructions provided by SmarTalk.

     16. Miscellaneous

          a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

          b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 13 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. SmarTalk may not assign this Agreement. Fletcher may assign any of its rights, in whole or in part, at its sole discretion (including, without limitation, the Investment Rights).

          c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the State of Delaware and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

          d. This Agreement shall not limit SmarTalk's ability to issue options under or to enter into, adopt or amend any stock option, bonus, incentive, deferred compensation, hospitalization, medical insurance, severance or other plan, fund, program or policy providing director, officer, employee or similar person benefits maintained or contributed to by SmarTalk in the ordinary course of business consistent with past practice.

          e. This Agreement shall not limit SmarTalk's ability to adopt a shareholders rights plan or similar agreement or arrangement (any of which, a "Rights Plan") provided that SmarTalk shall not adopt a Rights Plan unless in connection therewith SmarTalk delivers to Fletcher a legal opinion from outside counsel reasonable satisfactory to Fletcher confirming that no Fletcher Party (as defined below) shall be adversely affected by such Rights Plan either at such time or with the passage of time, as a result of its being the beneficial owner of any securities issued or issuable pursuant to this Agreement (any such securities, "Fletcher Securities," including any Common Stock which have been or may be issued upon exercise of the Investment Rights), where a "Fletcher Party" shall include (i) Fletcher, Fletcher Asset Management, Inc., Polaris Fund, L.P., and The Fletcher Fund, L.P., (ii) any affiliate of Fletcher, (iii) any creditor of Fletcher who acquires Fletcher Securities upon the exercise of creditor rights in connection with a bona fide credit arrangement, and (iv) any other person who acquires Fletcher Securities provided that such person stated or intends to state in a timely fashion in a filing pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, that such person has acquired such securities in the ordinary course of business and not with the purpose or effect of changing or influencing control of SmarTalk, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b).

          SmarTalk shall not take any actions inconsistent with the rights of Fletcher Parties as of the date hereof.

          f. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.

     17. Time of Essence. Time shall be of the essence in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                        SMARTALK TELESERVICES, INC.

                                        By:___________________________
                                        Name:
                                        Title:


                                        FLETCHER INTERNATIONAL LIMITED

                                        By:___________________________
                                        Name:
                                        Title:

                                        By:___________________________
                                        Name:
                                        Title:

                                                                         ANNEX A


                           [FORM OF INVESTMENT NOTICE]

                                                       -------------, --

SmarTalk TeleServices, Inc.
[ADDRESS]

Ladies and Gentlemen:

     Fletcher International Limited ("Fletcher") hereby elects to exercise the _________ Right (as defined in the Investment Rights Agreement (the "Agreement") dated as of December __, 1998 by and between SmarTalk TeleServices, Inc. ("SmarTalk") and Fletcher) and, if applicable, herewith tenders $_________ by check or wire transfer to the account of SmarTalk as payment for __________ Shares in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     In accordance with the terms of the Agreement, the Investment Closing shall be ___________, and the total number of Shares issuable in respect of this exercise is ________________. Fletcher requests that stock certificates representing the Shares purchased hereby be registered in the name of Fletcher and delivered to the following address in accordance with the terms of the
Agreement:

                                    [To Come]


                                        FLETCHER INTERNATIONAL LIMITED

                                        By:___________________________
                                        Name:
                                        Title:

                                        By:___________________________
                                        Name:
                                        Title:


AGREED AND ACKNOWLEDGED:
SMARTALK TELESERVICES, INC.

By:________________________
     Name:
     Title:

                               [ANNEX B RESERVED]

                                                                         ANNEX C


                         [FORM OF SHARE DELIVERY NOTICE]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY  10021
Attn:  Peter Zayfert
Telephone:     (212) 758-7000
Facsimile:     (212) 758-7090

          RE: Investment Rights Agreement (the "Agreement")  dated December __ ,
              1998 by and between Fletcher International Limited ("Fletcher") and SmarTalk TeleServices, Inc. ("SmarTalk").


Ladies and Gentlemen:

     Attached are copies of the original stock certificates representing the __________ Shares (as defined in the Agreement) purchased by Fletcher, together with a copy of the overnight courier air bill which will be used to ship the certificates. We have the executed originals of the stock certificates and other documents required to be delivered in connection with the Investment Closing. Upon our confirmation of the payment of the $_____________ aggregate Investment Right Price by Fletcher to SmarTalk, if applicable, for the Shares on the Notice Date, we will send the stock certificates by overnight courier to the following address:

                                [INSERT ADDRESS]

and we will send the other original documents by overnight courier to the following address:

                    Fletcher International Limited
                    c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                    Mary Street
                    Grand Cayman, Cayman Islands, B.W.I.
                    Attn:  Pamela Clements
                    Telephone:     (345) 914-7515
                    Facsimile:     (345) 949-7634

                    with a copy to:

                    Fletcher International Limited
                    c/o Fletcher Asset Management
                    22 East 67th Street
                    New York, NY  10021
                    Attn:  Peter Zayfert
                    Telephone:     (212) 758-7000
                    Facsimile:     (212) 758-7090

     Capitalized terms not otherwise defined in this letter have the meanings set forth in the Agreement.

                                        Very truly yours,


                                        SMARTALK TELESERVICES, INC.

                                                                         ANNEX D


                          [FORM OF EXCESS NOTES NOTICE]


                                                       -------------, --

SmarTalk TeleServices, Inc.
[ADDRESS]

Ladies and Gentlemen:

     Fletcher International Limited ("Fletcher") hereby elects to exercise its right to convert some or all of its Investment Rights (as defined in the Investment Rights Agreement (the "Agreement") dated as of December __, 1998 by and between SmarTalk TeleServices, Inc. ("SmarTalk") and Fletcher) and, if applicable, herewith tenders $_________ by check or wire transfer to the account of SmarTalk as payment for $ __________ of Excess Notes in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     In accordance with the terms of the Agreement, the Investment Closing Date shall be ___________, and the amount of issuable Excess Notes in respect of this exercise is ________________. Fletcher requests that the Excess Notes be registered in the name of Fletcher and delivered to the following address in accordance with the terms of the Agreement:

                                    [To Come]


                                        FLETCHER INTERNATIONAL LIMITED

                                        By:___________________________
                                        Name:
                                        Title:

                                        By:___________________________
                                        Name:
                                        Title:


AGREED AND ACKNOWLEDGED:
SMARTALK TELESERVICES, INC.

By:________________________
     Name:
     Title: